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    CUSIP No. 61980K101                                            Page 10 of 11
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                                  EXHIBIT 99.5


Board of Directors                                                April 28, 1997
Bank of America NT&SA

                  GENERAL OPERATING RESOLUTION (Excerpts from)
                  --------------------------------------------

         The Board of Directors of Bank of America NT&SA ("BofA") authorizes and determines as follows:

         1. Certain officers of BofA ("Authorized Signers") are authorized to act on behalf of BofA as set forth in the attached "Signing Authorities Chart."

         2. For the purposes of this resolution, "officer" refers to a BofA officer holding one of the officer titles listed below, and "officer" refers to any BofA officer. The incumbency of any officer may be certified by the Secretary or any Assistant Secretary. References in this resolution to the ranking of officer titles refers to the ranking shown in the following list of
Officers:

             the Chief Executive Officer ("CEO")
             the Chairman of the Board
             the President
             any Vice Chairman of the Board ("VC of the Bd") the Chief Operating Officer ("COO") the President, Global Retail Bank the President, Global Wholesale Bank any Vice Chairman ("VC") the Chief Financial Officer ("CFO") any Group Executive Vice President ("GEVP") any Executive Vice President ("EVP") any Senior Vice President ("SVP") the Cashier the Secretary the Treasurer any Managing Director any Senior Authorized Officer any Vice President ("VP") any Assistant Vice President any Authorized Officer any Senior Trust Officer any Trust Officer any Assistant Secretary any Assistant Cashier

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    CUSIP No. 61980K101                                            Page 11 of 11
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VI.  REGULATORY MATTERS

     Action or Transaction               Authorized Signer(s)

     Execution of any document or        Any one Officer at the
     other writings and any              level of VP or above,
     amendments, withdrawals or          or any one attorney in
     terminations thereof for            the Legal or Tax
     submission to or filing with        Departments of BofA
     any federal, state, local or        holding the officer
     foreign regulatory authorities.     title of Counsel or
                                         above.